Certain confidential portions of this Exhibit were omitted by means of blackout of the text (the "Mark"). This Exhibit has been filed separately with the Secretary of the Commission without the Mark pursuant to the Company's Application Requesting Confidential Treatment under Rule 406 under the Securities Act.

                                                                  EXHIBIT 10.29


                           SOFTWARE LICENSE AGREEMENT


         This Software License Agreement (this "Agreement") is made and entered into as of 13th February 1986 (the "Effective Date") by and among Roderick E. Hubbard ("Author") and the University of New York ("York") as co-licensors (which parties are hereafter referred to collectively as "Licensor"), and Polygen (UK) Limited, an English liability company with its registered office at Third Floor Suite, 29 Queen Anne's Gate, London SW1H9BU, ("Licensee").

                                    RECITALS

         A. Author has developed a computer program.

         B. York has certain rights in such program.

         C. Licensor is not properly equipped or in a position to successfully market such program and prefers to grant Licensee exclusive rights to commercially exploit such program, and any future-developed computer programs of substantially similar commercial applicability developed by Author and which are owned or controlled by York, in return for certain royalties and promises by Licensee to use its best efforts to exploit such programs as described below.

                                    AGREEMENT

         In consideration of the mutual covenants and promises herein contained, the parties hereto agree as follows:

1.       DEFINITIONS

         1.1 ORIGINAL WORKS. The reference manuals and other materials listed on Exhibit A hereto, and he computer program described on Exhibit B hereto, in source code, executable object code and all other forms.

         1.2 FUNCTIONAL DEFINITION OF THE WORKS. The functional description of the Works described on Exhibit I.

         1.3 DERIVATIVE WORKS. A revision, enhancement, improvement, modification, translation, condensation, or expansion of the Works or any other form in which the Works may be recast, transferred or ADAPTED. In addition, "Derivative Works" shall include any computer programs developed by or for Author, either prior to or subsequent to the Effective Date, which are included within the Functional Definition of the Works and which Licensor controls to the extent of being able to grant Licensee the rights contemplated hereunder. In addition, "Derivative Works" shall also include any


                                       1.

computer programs developed by or for Licensee subsequent to the Effective Date which are included within the Functional Definition of the Works and which Licensee controls to the extent of being able to grant Licensor the rights contemplated hereunder. Licensor and Licensee hereby agree to exercise their respective best efforts to obtain, exercise, and maintain the control referred to in this Section 1.3 and Sections 1.4 and 1.5 with respect to Derivative Works for so long as this provision of this Agreement shall remain in effect.

         1.4 LICENSOR IMPROVEMENTS. Derivative Works to the extent that such Works are created by or for Author and which Licensor controls to the extent of being able to grant the rights contemplated hereunder.

         1.5 LICENSEE IMPROVEMENTS. Derivative Works to the extent that such Works are created by Licensee and are not created by or for Author within the meaning of Section 1.4 above.

         1.6 WORKS. The Original Works, Licensor Improvements, and Licensee Improvements, collectively.

         1.7 COMMERCIAL SOFTWARE VERSION. Any specific version of the Works which is marketed generally by Licensee for commercial purposes and which may be differentiated from other Commercial Software Versions according to any combination of functional specifications, performance specifications, or the associated type of computer hardware.

         1.8 ACADEMIC SOFTWARE VERSION. Any specific version of the Works which is made available pursuant to this Agreement by Licensor for Non-Commercial Use and which may be differentiated from other Academic Software Versions according to any combination of functional specifications, performance specifications, or the associated type of computer hardware.

         1.9 NON-COMMERCIAL USE. Academic research or educational use which is:
(1) not-for-profit; (2) not conducted or funded by an entity engaged in the commercial use or exploitation of works similar to the Works; and (3) not intended to Produce works for commercial use.

         1.10 LICENSED WORKS. The Original Works and Licensor Improvements, collectively.

2.       LICENSE.

         2.1 GRANT OF EXCLUSIVE LICENSE. Licensor hereby grants Licensee an exclusive (even as of Licensor), perpetual, worldwide license (sublicenseable at any level) under and to Licensor's patents, patent applications, copyrights, know-how, and other

                                       2.

intellectual property and rights of all kinds to: (i) use, reproduce, distribute, and sell or otherwise dispose of the Works; and (ii) create Derivative Works. The license granted in this Section 2.1 may be revoked only as expressly provided in this Agreement.

         2.2 GRANTBACK OF RIGHTS. Licensee grants to Author the non-exclusive right to use the Works and to develop Derivative Works (but not reproduce or distribute except as otherwise expressly provided under this Agreement) solely for Non-Commercial Use.

         2.3 OWNERSHIP. Title to the Licensed Works shall remain the exclusive property of Licensor. All rights in Licensee Improvements shall be held exclusively by Licensee; Licensor may not use, reproduce or distribute Licensee Improvements in any manner except as otherwise expressly provided under this Agreement.

3.       PROVISION OF PRODUCT BY LICENSEE FOR NON-COMMERCIAL USE.

         3.1 LOANER COPY TO LICENSOR. During the term of this Agreement, Licensee shall grant to Licensor, on the terms and conditions set forth in Exhibit C hereto (including ongoing maintenance) but without fee, a license to use Licensee's then-current Commercial Software Versions, on such Licensee-supported types of machine configurations as Licensee may from time to time select, exclusively for Non-commercial Use (the "Loaner Copy"). Licensee reserves the right to limit the number of machine configuration versions installed at Licensor's site at any one time to two (2) and to require sixty
(60) days written notice in order to replace any version with another.

         3.2      DISTRIBUTION.

                  (a) Licensor shall have the right to distribute copies of the Academic Software Versions solely for Non-Commercial Use to each person designated by Author; provided, however, that (i) such copies shall be distributed only to responsible parties at accredited universities who shall have first entered into written license agreements with Licensor in the form of Exhibit D, or such other written form as may from time to time be agreed in writing between Licensor and Licensee; (ii) the recipients of such Academic Software Versions under this subsection 3.2(a) shall not be entitled to any maintenance service, enhancements, or upgrades from Licensee, except as may be otherwise agreed in writing between a recipient and Licensee in any particular instance. Such copies shall be distributed at no charge other than the marginal cost of media, copying and distribution. Licensor shall provide Licensee with prompt written notice of the costs charged and of any changes thereto over time. Any changes to such charge shall be as agreed in writing between Licensor and Licensee. No recipient of copies under this Section 3.2 shall be eligible to receive another copy under this Section until the first copy shall have been returned to Licensee. Licensee shall have the right to require Licensor to comply with the reporting, recordkeeping and audit Provisions of Section 7, generally, in order to

                                       3.

determine Licensor's compliance with the provisions of this Section 3.2. Licensor shall furnish Licensee with written notice of the identity and location of each recipient of a copy of the Academic Software Version and an executed copy of the applicable license agreement no later than thirty (30) days following the date of distribution to such recipient.

                  (b) Licensor shall have the right to direct the distribution of copies by Licensee of the Commercial Software Versions solely for Non-Commercial Use to each person designated by Author; provided, however, that
(i) Works which are computer programs shall be distributed only in binary object code format ("Object Form"); (ii) such copies shall be distributed only to responsible parties at accredited universities who shall have first entered written license agreements with Licensor in the form set forth in Exhibit D, or such other written form as may from time to time be agreed in writing between Licensor and Licensee, and have delivered an executed copy thereof Licensee;
(iii) the recipients of such software under this subsection 3.2(b) shall not be entitled to any maintenance service, enhancements, or upgrades from Licensee, except as may be otherwise agreed in writing between a recipient and Licensee in any particular instance; and (iv) such copies shall only be distributed in accordance with Licensee's commercial release schedule. Such copies shall be distributed at no charge other than the marginal cost of media, copying and distribution, which costs are currently estimated at U.S. $500.00 for points within the continental United States. Any changes to such charge shall be as agreed in writing between Licensor and Licensee. No recipient of copies under this Section 3.2(b) shall be eligible to receive another copy under this Section until the first copy shall have been returned to Licensee. Licensee shall notify Author of each copy distributed pursuant to this Section.

                  (c) The parties agree that no distribution under the provisions of subsection 3.2(a) shall be permitted in source code form unless the recipient shall have previously established to the satisfaction of Author the specific lines or modules of the source code to be distributed are necessary or desirable in order to permit the attainment of academic research or educational objectives. The parties further agree to cooperate technically with a view toward eliminating the functional necessity in the future for the distribution of all or any portion of the Academic Software Versions in the form of source code.

                  (d) The parties recognize that users of Works distributed pursuant to Section 3.2 (b) may require the ability, for research purposes, to interface user or third party-developed software to the Commercial Software Versions or to replace certain subsystems included within the Commercial Software Versions with user or third party-developed subsystems. The parties agree to cooperate on the development of specifications for enhancements to the Commercial Software Versions which (although all Works distributed in accordance with Section 3.2(b) which are computer programs

                                       4.

will be distributed solely in Object Form) will operate to facilitate such interfacing or subsystem substitution activities in a manner that will not compromise the functional integrity or supportability of the Commercial Software Versions as installed in the field. Such enhancements would include, but not necessarily be limited to, the ability to substitute certain types of user-defined force field parameters, the ability to invoke certain functions of the Commercial Software Versions at subroutine level, and the production of documentation describing mechanisms whereby certain defined ASCII data file formats can be passed to and from the Commercial Software Versions or to and from certain functional subsystems included within the Commercial Software Versions.

4.       PRODUCT DELIVERY AND ACCEPTANCE.

         4.1 INITIAL DELIVERY. Within fifteen (15) days after the Effective Date, Licensor shall deliver to Licensee a copy of the Original Works.

         4.2 DELIVERY OF DERIVATIVE WORKS. Licensor shall promptly deliver to Licensee a copy of all Licensor Improvements created during the term of this Agreement. Nothing in this Agreement shall obligate Licensor to create Licensor Improvements.

5.       IMPROVEMENT AND COMMERCIAL EXPLOITATION.

         5.1 TECHNICAL DEVELOPMENT BY LICENSEE. Licensee shall use its best efforts to meet the technical development goals, listed on Exhibit G hereto, relating to enhancing the Works within the target dates set forth on Exhibit G.

         5.2 LICENSEE MARKETING OBLIGATIONS. Licensee agrees to use its best efforts to promote the Works in the normal course of Licensee's business, as Licensee shall deem commercially appropriate.

         5.3 CONTROL OF MARKETING AND DISTRIBUTION. Subject to the provisions of
Section 5.2 hereof, all aspects of the distribution and marketing of the Works shall be in Licensee's sole control, including without limitation the methods of marketing, pricing, naming, packaging, labelling, and advertising, the terms and conditions of sale and/or license, and the collection of fees. Licensee agrees that all advertising material shall be in good taste and avoid product Performance claims which are untruthful or materially misleading. Licensee may distribute the Works through any combination of direct marketing, distributors, representatives, original equipment manufacturers, and other means, and either alone or in combination with other products. Licensee shall, in distributing the Commercial Software Versions, use a form of End-User License Agreement which is similar in substance to that attached hereto as Exhibit E.

         5.4 PROMOTIONAL USE. It is expressly understood that, pursuant to
Section 5.3, Licensee may, without incurring any royalty pursuant to Section 6 hereof: (i) make copies

                                       5.

of the Works available to potential customers without charge for periods not in excess of [*]; and (ii) make copies of any corrected or updated works and distribute them without charge to all previous customers for the works which were so corrected or updated.

         5.5 REFERRAL OF INQUIRIES. Licensor shall refer any inquiries received by it regarding the commercial use of the Works to Licensee and shall notify Licensee of each such referral.

         5.6 TECHNICAL COMMUNICATIONS. For the first [*] that this Agreement remains in effect and so long the royalty provisions of Section 6 remain in force, Author agrees to cooperate with Licensee in the joint solicitation, collection and collation from recipients of Academic Software Versions no less frequently than annually their oral and written comments, requests for enhancements, software report and other technical matters of interest their use of the Academic Software Version (hereinafter "Technical Communications") and to present such Technical Communications to Licensee in a forum open to licensed users of the Academic and Commercial Software Versions where, review and discussion of these Technical Communications can be promoted with a view toward improving the quality, functionality and technical standards of the Works. In organizing such forums, each party shall be responsible for its own costs, and every effort will be made to ensure the forum is self-supporting on the basis of admission charges to attendees. Author may elect to discontinue Participation in the activities contemplated under this Section 5.6 upon written notice to Licensee at any time after this Agreement has been in effect for [*]. In the event of such a discontinuance, and provided that the total aggregate royalties paid to Licensor pursuant to this Agreement equals or exceeds the Maximum Royalty specified on Exhibit F, Licensee's obligation to pay any royalties pursuant to this Agreement shall immediately terminate, the licenses granted pursuant to Section 2.1 and 8.1 shall then immediately become irrevocable and Licensee's obligations under Sections 5.1 and 5.2 shall terminate.

6.       ROYALTY PAYMENTS TO LICENSOR.

         6.1 ROYALTY AMOUNT. Licensee shall pay to Licensor royalties equal to the product of the Royalty Rate applicable to each Commercial Software Version and the Net License Fees applicable to such Commercial Software Version.

         6.2 NET LICENSE FEES.

             (a) Subject to the remainder of this Section 6.2, the "Net
License Fees" shall be the aggregate License Fees (as described on Exhibit F) received by the licensee for each Mainframe or Workstation Configuration installation of the Commercial Software Versions, less the following deductions to the extent such deductions are

* CONFIDENTIAL TREATMENT REQUESTED

                                       6.

directly attributable to such installation and are stated separately in the applicable invoice or in a later statement:

                           (i) Trade or quantity discounts allowed and
taken by customers, including advertising allowances and marketing fees or commissions any kind.

                           (ii) Actual credits to customers on account of
any returns of such Commercial Software Versions.

                           (iii) Any of the following, when charged to
customers:


                                    (x) transportation and insurance costs from
place of shipment to point of delivery;

                                    (y) excise, sales, value-added, property and
use taxes; and

                                    (z) import and export duties, taxes and
surcharges.

                  (b) If any Works are distributed with other products in a package for a single charge, the Net License Fees attributable to such Works shall be determined by prorating the receipts from the sale or license of the package according to the published list charges established by Licensee for the separate products contained in the package whether or not such products are distributed separately, but shall not exceed the Licensee's published list License Fee for the applicable Commercial Software Version.

                  (c) Amounts received by Licensee as deposits or advances shall not be deemed to have been received until installations of Commercial Software Versions have occurred with respect to such deposits or advances. If Licensee receives a Partial Payment for any invoice which includes both the Works and other products, Licensee shall calculate Net License Fees by Prorating Licensee's actual receipts over the published list charges established by Licensee for the separate products included in the invoice.

         6.3 ROYALTY RATES. The "Royalty Rate" for Commercial Software Versions shall be as set forth on Exhibit F.

         6.4 MAXIMUM ROYALTY.

                  (a) In the event that (i) the total aggregate royalties paid to Licensor pursuant to this Agreement equals or exceeds the Maximum Royalty specified on Exhibit F and (ii) Licensor shall have elected not o or shall have failed or been unable to comply with the provisions of Section 5.6 hereof, and
(iii) this Agreement shall have been in effect for [*], then Licensee's obligations to pay any royalties pursuant to this Agreement shall immediately terminate, the licenses granted pursuant to Sections 2.1 and

                                       7.

*  CONFIDENTIAL TREATMENT REQUESTED

8.1 shall then immediately become irrevocable, and Licensee's obligations under Sections 5.1 and 5.2 shall terminate.

                  (b) Notwithstanding the provisions of subsection (a) above, in the event of and from the date that the conditions of subsections (a)(ii) and
(iii) above are satisfied, Licensee shall have the option thereafter to pay the balance of the Maximum Royalty amount then unpaid, whereupon Licensee's obligations to pay any royalties pursuant to this Agreement shall immediately terminate, the licenses granted pursuant to Sections 2.1 and 8.1 shall then immediately become irrevocable, and Licensee's obligations under Sections 5.1 and 5.2 shall terminate.

         6.5 TAXES. Licensee shall pay or reimburse Licensor for amounts equal to any taxes, other duties, tax penalties, or amounts in lieu thereof however designated, now or hereafter levied or based on payments due under this Agreement, exclusive of taxes based upon Licensor's net income. In lieu thereof, Licensee may provide to Licensor an exemption certificate acceptable to the taxing or levying authority.

7.       PAYMENTS AND RECORDS.

         7.1 QUARTERLY REPORTS AND PAYMENTS. Licensee shall deliver written reports to Licensor within 30 days after the last day of each calendar quarter stating the number and type of Commercial Software Versions that were installed during such quarter, the Net License Fees attributable thereto, and the royalties thereon, and enclosing Payment of royalties due for such quarter.

         7.2 RECORDS. Licensee agrees that it shall maintain complete, clear and accurate records sufficient to establish the royalties payable pursuant to
Section 6.

         7.3 AUDIT. Licensor shall have the right, upon reasonable notice and during normal business hours, to have independent certified public accountants acceptable to Licensee examine, at Licensor's expense except as set forth below, Licensee's records relating to the royalties payable pursuant to this Agreement; provided, that such accountants must agree in advance in writing to maintain in confidence and not to disclose to any party any information obtained during the course of such examination, other than a disclosure to Licensor of the amounts of fees that should have been paid for the period covered by the examination. It is agreed that Licensor may utilize its internal auditing staff to perform any examinations permitted hereunder except that in the event of any dispute, Licensee may elect by notice in writing to require an examination by independent certified public accountants acceptable to Licensee. Any errors discovered during such examination shall be corrected by the appropriate party. In no even shall any such adjustment be made more than 3 years after the end of the period in error. In the event such an audit reflects an underpayment of ten percent or more of the amount that

                                       8.

should have been paid to Licensor for the period examined, then the expense of such examination shall be borne by Licensee.

8.       PROPRIETARY RIGHTS.

         8.1 TRADEMARK RIGHTS. Licensor hereby grants to Licensee the right to use the name "Hydra" for purposes of marketing and promoting the Works. Licensee shall have no right to use the name "The University of York" without the express written permission of York, which York may grant, or withhold in its entire discretion. Licensee may, if it so elects, market the Works under a name of its own choosing.

         8.2 COPYRIGHT AND PROPRIETARY NOTICES. Licensee shall reproduce and include copyright and proprietary notices on all copies of the Licensed Works in the same form and manner that such copyright and proprietary notices are included on the original copies thereof or in such other form and manner as may be agreed to by Licensor; provided, however, that Licensee may add its own copyright and proprietary notices to the Licensed Works. Licensee shall use its best efforts to ensure compliance herewith by all of Licensee's distributors.

         8.3 REGISTRATIONS. Licensor agrees to cooperate with Licensee in obtaining in Licensor's name for Licensee as exclusive licensee any patent, copyright, or other statutory protections for the Licensed Works in any country. Licensee agrees to reimburse Licensor for ordinary and necessary out-of-pocket expenses incurred by Licensor in connection with such cooperation.

9.       INFRINGEMENT BY OTHERS.

         9.1 NOTIFICATION. Each party shall notify the other of any infringements of rights in the Licensed Works that come to such party's attention.

         9.2 ACTIONS. In the event of any infringement of any rights granted to Licensee hereunder, Licensee shall have the first option to bring any action for such infringement on behalf of itself and Licensor, and Licensor shall cooperate fully with Licensee in such action. Licensee agrees to reimburse Licensor for ordinary and necessary out-of-pocket expenses incurred by Licensor in connection with such cooperation. In such event, Licensee shall bear the expenses of the action and shall retain any sums recovered in the action. If Licensee declines in writing to bring any such action, Licensor may proceed and shall bear all expenses of the action, and shall be entitled to retain all proceeds of such action.

10. PROTECTION OF CONFIDENTIAL INFORMATION. Licensor shall not disclose any information received from Licensee pursuant to Section 7 to any party without Licensee's prior written consent, excepting financial information in such form as may be required by

                                       9.

and for Licensor's independent certified public accountants or as may be required in order to comply with governmental reporting requirements. The restrictions of this Section 10 shall not apply to information which: (a) is, at the time, in the public domain through no act of Licensor; or (b) is lawfully known by Licensor from a source other than Licensee with no restriction of confidentiality.

11.      OWNERSHIP WARRANTY AND INDEMNIFICATION.

         11.1 WARRANTY. Except as discussed in Section 11.2, Licensor represents and warrants of Licensee that: ( i ) the Licensed Works are original with Licensor; (ii) to the best of its knowledge, the Licensed Works do not infringe upon any patent, copyright, trade secret or other proprietary rights of others;
(iii) to the best of its knowledge, Licensor is the sole and exclusive owner of the Licensed Works, all rights therein, and the rights granted herein to Licensee; (iv) Licensor has not previously or otherwise granted any other rights in the Licensed Works to any third party which conflict with the rights herein granted to Licensee; (v) Licensor has full power to enter into this Agreement, to carry out its obligations herein contained, and to grant the rights herein granted to Licensee.

         THE FOREGOING WARRANTY IS THE SOLE WARRANTY OF LICENSOR TO LICENSEE AND IS IN LIEU OF ALL OTHER WARRANTIES, EXPRESSED OR IMPLIED INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OR MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

         11.2 EXCEPTIONS. It is understood that Author has made all or portions of the Original Works available pursuant to non-exclusive licenses to [*] and [*]. Licensor agrees to use its best efforts to have its rights in such licenses assigned to Licensee. In addition, it is understood that Licensor has made all or portions of the Original Works available, for Non-commercial Use only, to the persons named on Exhibit H pursuant to non-exclusive licenses. Licensor agrees to use its best efforts to have such licenses terminated in favor of licenses granted pursuant to Section 3.3 above.

         11.3 INDEMNIFICATION BY LICENSEE. Licensee agrees to indemnify, hold harmless and defend York, its trustees, officers, faculty, employees and agents against any and all claims, damages, losses or liabilities with respect to death or injury to person or damage to property resulting from negligence or breach of warranty by Licensee in connection with the possession, use, operation, or application of the Works by the Licensee, or Licensee's sublicensees and to pay (including attorneys' fees) any costs, damages, or expenses arising from any such claim, damage, loss or liabilities, provided that Licensor promptly informs Licensee in writing of any such claim, damage, loss or liabilities, and, at Licensee's request and expense, provides Licensee with all available

* CONFIDENTIAL TREATMENT REQUESTED

                                10.

information, assistance and authority to enable Licensee to defend the same. Licensee shall indemnify Licensor for such costs, damages, and expenses as they are incurred.

         11.4 INDEMNIFICATION BY LICENSOR. Licensor agrees to indemnify, hold harmless and defend Licensee and its officers, employees and agents against any claims, damages, losses or liabilities resulting from a breach of any of the warranties set forth above in Section 11.1 and to pay (including attorneys' fees) any costs, damages, or expenses arising from any such claim, damage, loss or liabilities, provided that Licensee promptly informs Licensor in writing of any such claim, damage, loss or liabilities, and, at Licensor's request and expense, provides Licensor with all available information, assistance and authority to enable Licensor to defend the same. Licensor shall indemnify Licensee for such costs, damages, and expenses as they are incurred.

         11.5 PROCEDURES. Following notice of a claim or demand or a threatened or actual suit, Licensor shall, at its own expense, either: first, exercise its best efforts to procure for Licensee the right to continue the use of the Licensed Works subject to such claim, damage, loss or liabilities; or, secondly, having failed to obtain such right, replace or modify such Licensed Works to make them non-infringing or thirdly, having failed to replace or modify the Licensed Works, refund no Licensee any royalties paid hereunder. If Licensor elects to replace or modify any of the Licensed Works, such replacement or modification shall substantially meet the Performance and interface specifications of the replaced or modified Licensed Works. Licensee may elect, upon written notice to Licensor, to replace or modify a portion of the Licensed Works in which case Licensee shall be entitled to set off Licensee's actual costs incurred in connection with such replacement or modification against any royalties otherwise due Licensor hereunder subsequent to the date of such notice, except that if the entire amount of such costs are not recovered within one (1) year of such notice, Licensee shall be entitled to recover such charges thereafter by setting off one-half of the amount of the unrecovered costs against future royalties and the remaining one-half by way of a refund of royalties paid to Licensor prior to such notice.

         11.6 COMBINATIONS. Licensor shall have no liability for any claim of infringement based on Licensee's combination of the Licensed Works with programs or data not supplied by Licensor hereunder, if such claim would have been avoided by the use of the Licensed Works without such specific program or data.

         11.7 SURVIVAL. The warranties and indemnities stated in this Section 11 shall survive the expiration or termination of this Agreement. The foregoing states Licensor's exclusive liability to Licensee for breach of the warranties set forth in Section 11.1.

                                      11.

12.      TERM AND TERMINATION.

         12.1 TERM. This Agreement shall continue until terminated by written mutual consent of the parties unless earlier terminated as provided herein.

         12.2 TERMINATION FOR NON-MARKETABILITY. If Licensee determines that due to changes in market conditions or for any other reason Licensee will not, or will not continue to, market or distribute the Licensed Works, Licensee may terminate this Agreement at any time upon thirty (30) days' written notice to Licensor.

         12.3 TERMINATION FOR BREACH; BANKRUPTCY. If either party materially breaches or fails to perform any obligation under this Agreement and fails to remedy such breach within thirty (30) days after receiving written notice of the breach from the other party, or if either party makes any assignment for the benefit of creditors, or if any bankruptcy, reorganization, or other proceeding under any bankruptcy or insolvency law is initiated by it, or is initiated against it and not dismissed or stayed within thirty days, the other party may terminate this Agreement effective upon notice.

13.      EFFECT OF TERMINATION.

         13.1 TERMINATION OF LICENSE. Upon termination of this Agreement, all rights and licenses to the Licensed Works granted to Licensee hereunder shall, subject to Sections 5.6 and 6.4, automatically cease, except that for a period not longer than [*], Licensee may continue to license pursuant to the terms of this Agreement a number of copies of the Works in Licensee's inventory at the time of termination which does not exceed [*] of the number of copies licensed in the preceding six-month period and, except further, that Licensee may retain and use copies of any version of the Works for the purpose of providing support to its then-existing customers.

         13.2 SURVIVAL OF OBLIGATIONS. The provisions of Sections 1, 2.3, 6.4, 8.3, 9.2, 10, 11, 12, 13, and 14 (and, if provided by Section 6.4, Sections 2.1 and 8.1) shall survive termination of this Agreement and shall continue in full force and effect thereafter.

         13.3 SURVIVAL OF CUSTOMERS' RIGHTS. All rights and licenses granted by Licensee to third parties prior to termination shall continue indefinitely in full force and effect.

         13.4 OPTION TO ACQUIRE COMMERCIAL SOFTWARE VERSION. In the event this Agreement is terminated by Licensee pursuant to Section 12.2 or there is a final adjudication that this Agreement has been lawfully terminated by Licensor pursuant to Section 12.3, Licensor may elect by notice in writing to Licensee to transfer to itself and assume or to arrange for the transfer and assumption of the responsibility for the


* CONFIDENTIAL TREATMENT REQUESTED

                                      12.

marketing and support for the Commercial Software Version, in which case Licensee shall grant to Licensor a license to all Licensee Improvements included in the most recent Commercial Software Version. Such license shall be in substance identical to that originally granted to Licensee except that royalty obligations in favor of Licensee shall be determined from the date of any such transfer as if Licensee were Licensor hereunder, based upon the proportion that the Licensee Improvements then bear to the whole of the Commercial Software Version.

14.      GENERAL.

         14.1 NOTICES. All notices, demands or consents required or permitted hereunder shall be in writing and shall be delivered, sent by telegram or telex, or mailed to the respective parties at the addresses set forth below or at such other address as shall have been given to the other party in writing for the purposes of his clause. Such notices and other communications shall be deemed effective upon the earliest to occur of (i) actual delivery, (ii) five days after mailing, addressed and postage prepaid, return receipt requested, or (iii) one day after transmission by telex or telegram.

         14.2 WAIVER AND AMENDMENT. No waiver, amendment or modification of any provision hereof shall be effective unless in writing and signed by the party against whom such waiver, amendment or modification is sought to be enforced. No failure or delay by either party in exercising any right, power or remedy hereunder shall operate as a waiver of any such right, power or remedy.

         14.3 ASSIGNMENT. Either party may assign this Agreement to an entity which acquires, directly or indirectly, substantially all of its assets or merges with it. Except as set forth herein, neither this Agreement nor any rights hereunder, in whole or in part, shall be assignable or otherwise transferable by either party without the express written consent of the other party. Subject to the above, this Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto.

         14.4 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with English law.

         14.5 INTEGRATION. This Agreement, including any attached Exhibits, constitutes the final, complete and exclusive agreement of the parties concerning the subject matter hereof, and supersedes any other communication related thereto.

         14.6 SEVERABILITY. In the event that any provision of this Agreement shall be unenforceable or illegal, such provision shall be deemed modified or, if necessary, deleted so that the entire Agreement shall not fail, but shall continue in force and effect.

                                      13.

         14.7     ARBITRATION.

                  (a) With the exception of an action seeking injunctive relief for breach of Section 10 hereof, any dispute, controversy or claim arising out of or relating to this Agreement, including the interpretation, performance, breach or termination hereof, may at the instance of any of the parties hereto be referred to arbitration by service of notice of arbitration upon each of the other parties hereto. In the event such a notice of arbitration is served, the matter in dispute shall be resolved exclusively by arbitration conducted in the English language in London, England, by a sole arbitrator and otherwise in accordance with the commercial arbitration rules and supplementary procedures for international commercial arbitration of the American Arbitration Association (the "AAA rules").

                  (b) The sole arbitrator shall be appointed by agreement of the parties. In the event that the parties fail to agree upon the appointment of the sole arbitrator within thirty (30) days after service of notice of arbitration upon each of the other parties has been completed, then the arbitrator shall be selected and appointed pursuant to the AAA rules.

                  (c) The parties agree to exclude any right of application or appeal to the English courts in connection with any question of law arising in the course of the arbitration or with respect to any award made, except for the purposes of enforcing the award.

                  (d) Judgment upon any award made in such arbitration may be entered and enforced in any court of competent jurisdiction.

         14.8 ARBITRATION COSTS. The prevailing party in any arbitration or judicial action brought to enforce or interpret this Agreement or for relief for its breach shall be entitled to recover its costs (including its share of arbitration fees) and its reasonable legal costs incurred in connection therewith.

         14.9     EXPORT.

                  (a) Licensor is familiar with and agrees to comply with the rules and regulations of both he United Kingdom and the United States relating to the export of technical data and equipment and product(s) produced therefrom (including without limitation in the case of the United Kingdom the Export of Goods (Control) Order 1985 and the rules, regulations, orders and licenses promulgated thereunder and in the case of the United States the Export Administration Regulations of the United States Department of Commerce and other relevant United States government regulations) which are applicable to the parties or any of them with regard to any distribution under

                                      14.

Section 3.2(a) hereof by Licensor or any distribution under Section 3.2(b) hereof which is directed by Licensor.

                  (b) Licensor shall provide to Licensee all assistance reasonably necessary to obtain any requisite United Kingdom or United States or third country import or export licenses or permits relating to the Works.

         14.10 RIGHTS AND REMEDIES CUMULATIVE, The rights and remedies herein provided shall be cumulative and not exclusive of any other rights or remedies provided by law or otherwise.

         14.11 HEADINGS. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

         14.12 COUNTERPARTS. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

THE UNIVERSITY OF YORK                      AGREED:

/s/ [signature illegible]                   /s/ Roderick E. Hubbard
Authorized Signature                        Roderick E. Hubbard

Name:  [illegible]                          Address for notices:
Title:  Finance Officer                     Chemistry Department
Address for notices:                        University of York, Heslington Hall
University of York                          York Y015DD
Heslington Hall
York Y015DD

                                            POLYGEN (UK) LIMITED

                                            /s/ [signature illegible]
                                            Authorized Signature

                                            Name:  [illegible]
                                            Title:  Managing Director
                                            Address for notices:
                                            c/o Polygen Corporation
                                            100 Fifth Avenue
                                            Waltham, MA  02154



                                      15.

EXHIBIT A         DESCRIPTION OF DELIVERABLE DOCUMENTATION

1. On line help accessed interactively within HYDRA via the VMS help system routines.

                  ALL.HLP --- ascii help file
                  ALL.HLB --- VMS Librarian help file

2. Tutorial

                  TUTORIAL.RNO
                  OUTPUT.RNO

3. Descriptions

                  SELECT.DOC ---    description of atom selection and colouring
                                    routines.

                  SURFACE.DOC ---   description of HYDRA interface to external
                                    molecular surface files.

                  INTRO.DOC ---     introduction to HYDRA describing the overall
                                    structure of the program.

                  DATAFORM.DOC ---  description of the data formats and files used by HYDRA. Definition of external data formats currently supported.

                  CASE.HIS ---      case histories which are examples of how to
                                    combine commands in HYDRA for certain
                                    applications.

                  *.TXT ---         Edited version of the help libraries
                                    suitable for listing and use as a manual.

                                       1.

EXHIBIT B         SOFTWARE SPECIFICATIONS

The HYDRA release tape includes the following files:

PS300 FUNCTION NETWORKS

HYDRAUWF.FOR - initialise PS300 and download user written functions HYDRANET.FOR - Load HYDRA onto the PS300

PARAMETER FILES

DICT.DNA  - dictionary for nucleic acids
DICT.PRO  - dictionary for amino acids and proteins
PARAM.PRO - parameters for nucleic acids and proteins

HYDRA SOURCE CODE
BLDCON.FOR - build molecular connectivity
CHANGE.FOR - change running parameters for the program
CHNGHD.FOR - change the head
CNTDRA.FOR - contour a molecular surface
COLAT.FOR  - colour atoms
COLMOD.FOR - access property file information
DADCLC.FOR - interactive distance, angle and dihedral calculation
DATHED.FOR - the data head
DELAT.FOR  - delete atoms on screen
DICT.FOR   - read dictionary and parameter files
DOCK.FOR   - the dock head
DRAMOL.FOR - construct molecular structures on PS300
DRASTK.FOR - draw molecular structures on a raster device
DYNAMO.FOR - the dynamics head
FIX.FOR    - fix and shade/ghost dynamics display
HARDIS.FOR - initialise HYDRA
HBCALC.FOR - calculate hydrogen bonding
HBEDIT.FOR - edit the hydrogen bond lists
HELP.FOR   - access the VMS help libraries
HOST.FOR   - establish correct connections between VAX and PS300
HYDAT.FOR  - utility routines for handling the HYDRA data format
HYDRA.FOR  - the main routine
ID.FOR     - identify atoms on screen
IDOUT.FOR - identify atoms in dynamics; display hydrogen bonds or nominated contacts
INCORP.FOR - incorporate extra information into the HYDRA data format

                                       2.

LISTIT.FOR - list atomic information
LOADAT.FOR - assign type numbers to atoms using dictionary
LSQCHD.FOR - set up least squares through keyboard input
LSQIHD.FOR - the comparison head
LSQINT.FOR - set up least squares interactively
LSQMEN.FOR - handle least squares interactive cues
MODEL.FOR - the model head
MOLCUL.FOR - Mol head for background object generation
MOLSUB.FOR - utility routines for MOL
MOVIE.FOR - the movie head
MUTATE.FOR - mutate protein residues
NAYBR.FOR - display nearest neighbours to atoms
ONEMOL.FOR - the main and second head
ORIGIN.FOR - set the origin of the display
PICKIT.FOR - wait for input from the ps300
PLOT.FOR - produce hard copy plotting files
PLTP.FOR - utility routines for hard copy
PSDRAW.FOR - draw molecules on the ps300
RASTER.FOR - the raster head
RBITS.FOR - raster utility routines
RCONST.FOR - read and write the constants file
RDRAW.LUN - raster head drivers for the LUNDY (Sigmex) terminal
RDRAW.MET - raster head drivers for the Metheus terminal
READIN.FOR - read and write binary files
SELECT.FOR - atom selectionr outines
SET.FOR - set global parameters for running hydra
SHOW.FOR - show the current running parameters for HYDRA
STORVW.FOR - store and retrieve display transformations in a file
SURFACE.FOR - display molecular surfaces
SYMSUB.FOR - symmetry subroutines
SYS.FOR - create a sub-process
TORS.FOR - rotation about a bond
UTIL.FOR - general utility routines



                                       3.

                                    EXHIBIT C

                                LICENSE QUOTATION

                           [FORM OF LICENSE QUOTATION]





                                       4.

WITNESSETH

1.1 WHEREAS, POLYGEN developed certain proprietary Software (as that item is defined under this Agreement) which, when used with Equipment (as that term is defined under this Agreement), functions as a system for the design and analysis of chemical structures.

1.2 WHEREAS, POLYGEN is willing to license the use of such Software to Customer solely upon the terms and conditions set forth in this Agreement, with the understanding that Customer shall thereby enter into a confidential relationship with POLYGEN with respect to the subject matter of the Software, and

1.3 WHEREAS, the respective parties hereto warrant that they have full authority to enter into this Agreement,

TERM

2.1 This Agreement is made for an initial term of two (2) years commencing on the earlier of the date first written above or execution of the attached "Licensee Statement of Acceptance" (Appendix B), and shall be deemed renewed from year to year thereafter unless terminated by either party upon at least thirty (30) days written notice given by one party to the other prior to the end of the initial or any renewal term hereof.

CONTENTS OF THE AGREEMENT

3.1 This Agreement constitutes the entire agreement and understanding between the parties in reference to the subject matter of this Agreement. Any and all discussions, promises, representations or understandings related to the subject matter of this Agreement, whether written or oral, shall be void and without effect to the extent not expressly set forth herein. The following Appendices are incorporated herein by reference and shall be considered an integral part of this Agreement:

                  Appendix A:       Acceptance Test Procedure
                  Appendix B:       Licensee Statement of Acceptance
                  Appendix C:       License/Employee Statement of Return
                  Appendix D:       Polygen License Quotation
                  Appendix E:       Polygen Training Policy
                  Appendix F:       Required Minimum Equipment Configuration
                  Appendix G:       Polygen Software Price Schedule
                  Appendix H:       CPU Identification Schedule

3.2 This Agreement, as hereinabove defined, shall be known and designated as the "Polygen Standard Software License Agreement (U.S.) Rev. 85.1."

                                       5.

EQUIPMENT DEFINITION

4.1 The required configuration of computer hardware and associated peripheral devices with respect to which (a) the Software is licensed for use by Customer hereunder and (b) upon or in which Polygen is obliged to install the Software shall be as set forth in the attached "Required Minimum Equipment Configuration" (Appendix G) which shall hereinafter be defined and referred to as "Equipment".

         Customer agrees to make available for the installation of the Software at Customer's Design Site or Sites identified in the attached "CPU Identification Schedule" (Appendix H) within sixty (60) days following execution of this Agreement, or, if different, the installation date specified in the attached "Polygen License Quotation" (Appendix D), either (a) solely those items of Equipment described in the attached "Required Minimum Equipment Configuration" (Appendix F) or (b) solely those items of Equipment described in any different or alternative equipment configuration which shall have been agreed to in writing by the parties by way of a modification made to Appendix F of this Agreement in accordance with the procedures set forth in Paragraph 17.1 hereof no later than fifteen (15) days following execution of this Agreement, or ten (10) days prior to any installation date scheduled pursuant to Paragraph
12.1 hereof, whichever date occurs first.

         Customer agrees to place the Equipment under POLYGEN or applicable manufacturers' authorized on-site maintenance arrangements at its own expense effective no later than the date on which Customer gives POLYGEN written notice of installation site readiness pursuant to the provisions of Paragraph 12.1 hereof.

SOFTWARE DEFINITION

5.1 Only those software programs which are identified in the Polygen License Quotation (Appendix E) in the form described by the applicable Program Reference Guide(s) identified at Paragraph 5.2 below, are being licensed for use by Customer solely under the terms of and subject to the conditions of this Agreement, and shall be collectively referred to and defined hereunder as "Software".

5.2 The Program Reference Guides referred to in Paragraph 5.1 above are as follows:

A.       The CHEMX(TM) System User Reference Guide (C) 1985 Polygen

B.       The CHARMM(TM) System User Reference Guide (C) 1985 Polygen

C.       The HYDRA(TM) System User Reference Guide (C) 1985 Polygen

D.       The DBMS System User Reference Guide (C) 1985 Polygen

                                       6.

LICENSE

6.l POLYGEN grants to Customer a non-exclusive non-transferable license to use the Software as herein defined (including any and all enhancements to or revisions thereof released generally by POLYGEN to Software licensees during the term of this Agreement) in connection with the Equipment as herein defined for the design and analysis of chemical structures in the manner set forth in the applicable Program Reference Guide(s), subject to the following conditions and limitations:

         (a) Customer shall use he Software only in connection with the Central Processing Unit(s) whose serial number(s) is (are) identified in the attached "CPU Identification Schedule" (Appendix H) (hereinafter referred to as "CPU"). With respect to all CPU's upon which Software is installed, Customer shall provide POLYGEN with thirty (30) days advance written notice of Customer's transfer of the use of such Software and CPU(s) to a different Design Site and the specific location thereof.

         (b) Customer shall not copy, reproduce, or duplicate the Software or any documentation relating thereto by any means whatsoever except for archive or emergency restart purposes, without having first obtained POLYGEN'S written consent. Notwithstanding the foregoing, any such otherwise authorized copy, reproduction, or duplication of the Software or any documentation relating thereto shall be deemed unauthorized and shall constitute a breach of this Agreement, unless all POLYGEN copyright, trademark and proprietary notices contained upon or within the original Software or documentation are incorporated therein.

         (c) Customer shall not permit or suffer the use of the Software by any person, firm, or corporation, other than by a corporation more than 50% of whose voting stock is owned by Customer (hereinafter referred to as "Affiliated Company"), or by any otherwise POLYGEN-licensed user of the Software, in which case Customer may provide such Affiliated Company or POLYGEN-licensed user with time-sharing or batch-service use of the Software only.

         (d) Customer shall not modify or suffer the modification of the Software by any person, firm, or corporation, whether or not an Affiliated Company, parent, or subsidiary of Customer, nor shall Customer otherwise disclose the contents of the Software to any person, firm, or corporation other than employees of Customer who are on Customer's premises for purposes specifically related to Customer's otherwise authorized use of the Software

         (e) Customer shall not _______________________________ connection with the operation of what is known in the trade as a "commercial service bureau."

                                       7.

         (f) Customer shall not add to, expand, after, or modify the Equipment with respect to which the Software was originally installed without POLYGEN'S prior written consent.

         (g) Customer agrees that use of the Software shall be subject to the terms of the "Polygen Software Price Schedule" (Appendix G) regarding Customer's liability for payment of initial and Monthly License Fees and that Customer shall acquire no right to use the Software upon or in connection with any CPU, except in accordance with this Agreement and in particular, but no by way of limitation, upon Customer's timely payment to POLYGEN of those Initial and Monthly License Fees then applicable to the use of the Software upon or in connection with each such CPU.

TRAINING

7.1 POLYGEN shall provide training to Customer in the use of the Software licensed under this Agreement in accordance with the terms of the attached "Polygen Training Policy" (Appendix E).

WARRANTY

8.1 POLYGEN warrants (a) that it has the right to enter into this Agreement; (b) that the Software and all improvements thereto, including but not limited to Software enhancements and revisions, will operate in accordance with the applicable Program Reference Guide(s), as the same may be reviewed from time to time; (c) that Customer's use of the Software solely in accordance with the terms of this Agreement will not in and of itself infringe or violate any third party's rights under any patent, copyright, trademark, or trade secret; and (d) that the Software shall be capable of performing the then current "Acceptance Test Procedure" applicable to the Software which is in effect for purposes of initial acceptance under the then current form of standard Polygen software license agreement, provided such Software is installed upon and used in connection with Equipment which is operating in accordance with equipment manufacturers' specifications.

8.2 In the event it is determined that the Software contains a "bug", POLYGEN shall devote its best and continuous effort to providing Customer, at the earliest practicable date, with a "workaround" procedure that will allow the Software to operate in such a manner as will permit the achievement of results which are substantially similar in functional content to those described in the applicable Software specification identified in Paragraph 5.2 hereof, notwithstanding the existence of the "bug" POLYGEN shall follow a general policy of correcting of the context of succeeding standard Software releases, but notwithstanding the foregoing, the content and/or frequency of any such Software


                                       8.

release(s) shall be at all times committed to the sole and absolute discretion of POLYGEN.

8.3 EXCEPT FOR THE FOREGOING EXPRESS WARRANTY, POLYGEN DISCLAIMS ALL WARRANTIES, EITHER EXPRESS OF IMPLIED, WITH RESPECT TO THE SOFTWARE, INCLUDING BUT NOT LIMITED TO ANY WARRANTIES AS TO MERCHANTABILITY OF THE SOFTWARE OR THE FITNESS OF THE SOFTWARE FOR A PARTICULAR USE. POLYGEN SHALL NOT BE LIABLE FOR ANY SPECIAL, INDIRECT, OR CONSEQUENTIAL DAMAGES RESULTING FROM THE USE OF SOFTWARE BY THE CUSTOMER UNDER ANY CIRCUMSTANCES WHATSOEVER. CUSTOMER AGREES TO INDEMNIFY POLYGEN AND HOLD IT HARMLESS FROM ANY DAMAGE TO PERSON OR PROPERTY ARISING OUT OF OR IN CONNECTION WITH CUSTOMER'S USE OF THE SOFTWARE. CUSTOMER'S SOLE AND EXCLUSIVE REMEDY FOR ANY BREACH OF THE WARRANTIES SET FORTH IN PARAGRAPHS 8.1 AN D8.2 ABOVE SHALL CONSIST OF CUSTOMER'S RIGHT TO TERMINATE THIS AGREEMENT PROSPECTIVELY ON THIRTY (30) DAYS WRITTEN NOTICE TO POLYGEN WHEREUPON THE PROVISIONS OF PARAGRAPH 13.2 OF THIS AGREEMENT SHALL THEN APPLY.

8.4 In the event that any party commences an action, claim, or proceeding (hereinafter referred to as "claim") against Customer and/or POLYGEN alleging that the Software or Customer's use thereof in accordance with this Agreement directly infringes any patent, copyright, or trademark, or violates the trade secret rights of a third party, Customer may, at its option, cease all payment of any license fees hereunder upon condition that Customer also ceases all use of the Software until such time as POLYGEN satisfactorily resolves any such claims to the end that Customer's use of the Software in accordance with this Agreement is thereafter unencumbered and free of any such claim. POLYGEN shall have the affirmative obligation to defend, or at POLYGEN'S option, to settle, any such claim adversely affecting Customer's use of the Software at POLYGEN'S expense, provided such sue is in accordance with the terms and conditions of this Agreement. During the pendency of any such claim referred to above, POLYGEN may, at its sole option, substitute fully equivalent non-infringing or non-violative Software, modify the Software so that it no longer infringes or violates but remains equivalent, or obtain or shall give prompt written notice to the other of the institution of any such claim, and Customer shall cooperate fully with POLYGEN in the defense or settlement thereof. The provisions of this Paragraph 8.4 state the entire liability of POLYGEN and Customer's exclusive remedy for any such infringement or violations.

8.5 Customer acknowledges that it has either (a) inspected the Software on POLYGEN premises during the course of a "benchmark" demonstration "thereof or
(b) declined in writing to obtain such an inspection, and agrees that it is licensing the

                                       9.

Software hereunder subject to any and all defects therein that were apparent (or would have been apparent in the event (b) applies) as a result of such an inspection.

OWNERSHIP

9.1 Notwithstanding any other provision of this Agreement to the contrary, it is hereby agreed that this Agreement constitutes only a license for the use of the Software by Customer and that nothing contained herein shall operate to convey to Customer any title to or ownership interest of any kind or nature whatsoever in the Software or any Polygen Proprietary Information, including, but not limited to, Program Reference Guide(s). All materials which would disclose all or any portion of the content of the Software or any Polygen Proprietary Information shall be returned to POLYGEN OR Customer upon termination of this Agreement. Notwithstanding anything to the contrary contained herein, POLYGEN expressly reserves to itself any and all copyright and/or industrial property rights in and to the licensed Software arising under the law of the United States or any foreign jurisdiction, except that nothing herein is intended or shall be construed as constituting or permitting a publication or disclosure of the licensed Software under the copyright and/or industrial property laws of the United States or any foreign jurisdiction.

         NO OFFICER, EMPLOYEE, OR AGENT OF POLYGEN IS CAPABLE OR TRANSFERRING OR AUTHORIZING THE TRANSFER OF ANY OWNERSHIP INTEREST IN OR TO THE SOFTWARE OR POLYGEN PROPRIETARY INFORMATION OR ANY PORTION THEREOF, TO ANY PERSON, FIRM, CORPORATION, OR GOVERNMENTAL AUTHORITY WITHOUT THE EXPRESS PRIOR WRITTEN CONSENT OF POLYGEN'S BOARD OF DIRECTORS.

9.2 Any modifications, improvements, and/or enhancements to the Software which are developed by POLYGEN shall be considered the sole property of POLYGEN, regardless of whether any such modification, improvement and/or enhancement of the Software is developed [illegible] to initiate any such development.

9.3 Any software or program developed by Customer at its own expense which constitutes a "Pre-Processor" or "Post-Processor" shall be the property of Customer. A "Pre-Processor" shall mean software which produces data which is suitable in content and format for use as standard input to the licensed Software, and does not require any modification to the licensed Software in order to operate. A "Post-Processor" shall mean software which accepts as input the standard data output of the licensed Software, and does not require any modification to the licensed Software in order to operate.

9.4 Customer shall not subject or suffer the subjection of the Software or any Polygen Proprietary Information to any form of attachment, sequestration, claim, lien, or encumbrance of whatsoever kind or nature other than those imposed thereon by Polygen.

                                      10.

Any voluntary or involuntary act of Customer purporting to create any such attachment, sequestration, claim, lien, or encumbrance shall be void and without effect.

CONFIDENTIALITY

10.1 This Agreement has been entered into by POLYGEN in express reliance upon Customer's representation to POLYGEN that Customer shall, and by these presents Customer hereby does, agree to treat the Software and any written material or electronic storage media, including, but not limited to, magnetic tapes or disks, Program Reference Guide(s), training materials, or other materials which describe the nature, operation, or use of the Software, including the contents thereof, which are received by Customer from POLYGEN pursuant to or in connection with this Agreement and which have been physically marked or otherwise designated by POLYGEN as "Proprietary" and/or "Confidential" (collectively referred to in this Agreement as a "Polygen Proprietary Information") as strictly confidential and as a POLYGEN trade secret.

         Without limiting the generality of the foregoing or any other provision of this Agreement relating to Customer's confidentiality obligations, Customer shall, upon the receipt of any such Polygen Proprietary Information, and during and subsequent to the term of this Agreement, prevent the disclosure of any Polygen Proprietary Information to any person, firm, or corporation (other than employees of Customer while on Customer's premises for purposes specifically related to Customer's authorized use of the Software); Customer shall not permit any Polygen Proprietary Information to be copied, reproduced, or duplicated by any means or under any circumstances whatsoever, including, but not by way of limitation, any transfer of the Software to any form of electronic storage media other [illegible] identified in the attached "CPU Identification Schedule" (Appendix H), except to the extent otherwise expressly provided under Paragraph
6.1 of this Agreement; Customer shall not discharge its duties under this Agreement at any time with any less care than that employed by Customer in protecting the confidentiality of Customer's own trade secrets or proprietary information; Customer shall take appropriate action, by instructions, agreement, or otherwise, with any persons permitted access to Polygen Proprietary Information so as to enable Customer to satisfy its confidentiality obligations under this Agreement.

10.2 Notwithstanding the foregoing, Customer's confidentiality obligations hereunder with respect to Polygen Proprietary Information do not extend to information which:

         (a) becomes publicly available without fault of Customer and without the fault of any person, firm, or corporation having apparent authority to act for Customer

         (b) is rightfully obtained by Customer from a third party without restrictions as to disclosure,

                                      11.

         (c) is shown by written record to be developed by Customer, independently of POLYGEN,

         (d) is shown by written record to have been known or available to Customer without restriction as to disclosure at the time of receipt from POLYGEN, or

         (e) is generally furnished to others by POLYGEN without restriction on disclosure.

10.3 Customer acknowledges that POLYGEN shall be entitled to preliminary injunctive relief in order to enforce the provisions of this Agreement relating to the confidentiality of Polygen Proprietary Information in addition to and not by way of limitation upon any other legal or equitable remedies available to POLYGEN under the circumstances.

SOFTWARE LICENSE FEES

11.1 So long as this Agreement remains in effect, and subject to the provisions of Paragraph 11.2 hereof, Customer shall pay to POLYGEN on the first day of each month a Monthly License Fee in the amount specified in the attached "Polygen License Quotation" (Appendix D) with respect to each of the applicable Software products described therein, the first such payment to become due and payable in United States dollars on the first day of the month which is the same as or first follows the date on which Customer has or is deemed to have accepted the Software pursuant to the provisions of Paragraph 12.2 of this Agreement. Customer shall be liable for a pro rata Monthly License Fee with respect to the period of time that elapses between Customer acceptance and the first day of the month following such acceptance, which amount shall become due and payable at the time Customer's [illegible] POLYGEN the initial License Fee(s) in the amount specified in the attached "Polygen License Quotation" (Appendix D) with respect to each of the applicable Software products described therein, which payment(s) shall become due and payable in United States dollars as of the date on which Customer has or is deemed to have accepted the Software pursuant to the provisions of Paragraph 12.2 of this Agreement.

11.2 The Monthly and Initial License Fees described in Paragraph 11.1 above shall remain in effect for a period of twelve (12) calendar months following the date of execution of the attached "Licensee Statement of Acceptance" (Appendix
B), whereupon POLYGEN shall thereafter have the unilateral right to increase the license fees on an annual basis, provided that any such increase shall be applied in uniform manner to all POLYGEN licensees. POLYGEN shall provide Customer with three (3) months advance written notice of any increase in the amount of the Monthly or Initial License Fees hereunder, which increase shall take effect with respect to the Monthly License Fees due

                                      12.

on the first day of the month which is three (3) months following the date on which the Customer is furnished with the notice referred to above.

SOFTWARE INSTALLATION AND ACCEPTANCE

12.1 Following execution of this Agreement and POLYGEN'S receipt of written notification from Customer that the Equipment is available for installation, POLYGEN installation personnel will install the Software upon or within the CPU(s). Installation shall be scheduled during normal working hours (8:00 a.m. to 6:00 p.m.) on normal working days (Monday through Friday), excepting POLYGEN or Customer observed holidays. Customer shall pay to POLYGEN an installation fee in the amount specified in the attached "Polygen License Quotation" (Appendix
D).

         Customer agrees to permit complete shut-down of the computer system component of the Equipment and dedication to Software installation for all periods of time during which actual installation activities occur. Customer shall allow POLYGEN full and free access to the installation site during installation. Waiver of liability or other restrictions shall not be imposed by Customer as a site access requirement. Customer will allow POLYGEN to use necessary machines, communication facilities and other equipment (except as normally supplied by POLYGEN) at no charge. Customer shall provide POLYGEN installation technicians with reasonable working facilities including, but not limited to, secure storage space, a designated work area with adequate heat and light, and access to a telephone line, upon request of and at no charge to POLYGEN. Customer agrees to provide at no charge to POLYGEN suitable storage and scratch media (including spare tapes and disk packs as [illegible]

12.1 POLYGEN installation personnel will subject the Software, as installed upon or within the CPU(s) physically located at Customer's Design Site or Sites identified in the attached "CPU" Identification Schedule" (Appendix A). Successful execution of the Acceptance Test Procedure by the Software, or Customer's use of Software for design activities other than user training or testing purposes, shall be conclusively deemed to constitute acceptance of the Software by Customer, and Customer agrees that a duly authorized representative of Customer agrees that a duly authorized representative of Customer shall thereupon confirm such acceptance to POLYGEN in writing as to each CPU on which the Software is installed by execution and delivery of the attached "Licensee Statement of Acceptance" (Appendix B).

12.3 No modification or alteration of or to the Software acceptance criteria of whatsoever kind or nature shall be effective unless and until agreed to in writing by POLYGEN and Customer and set forth in full as part of the "Acceptance Test Procedure" (Appendix A).

                                      13.

TERMINATION AND DEFAULT

13.1 Customer's failure to pay to POLYGEN any license fees when due hereunder, or Customer's failure to adhere to any of the terms and conditions of this Agreement, or Customer's failure to perform any of its obligations hereunder shall constitute a breach of this Agreement and an event of default hereunder which shall give POLYGEN the right (in addition to, and not by way of limitation upon POLYGEN'S rights to obtain any other legal or equitable relief available to POLYGEN under the circumstances) to terminate this Agreement in the event of any such default remains uncured for more than thirty (30) days following receipt of written notice thereof from POLYGEN. Receipt of any such notice shall be deemed to occur on the next day following the wiring of any such notice, or on the fifth (5th) business day following the mailing of any such notice, to Customer's address as provided in Paragraph 19.1 of this Agreement.

13.2 Upon termination of this Agreement, the license granted to Customer this Agreement shall terminate and Customer shall immediately pay to POLYGEN any then outstanding license fees or other amounts owed to POLYGEN, and Customer shall
(a) return to POLYGEN management control by physical delivery each and every item of Polygen Proprietary Information furnished to Customer pursuant to, arising out of, or in connection with this Agreement, (b) delete by total erasure or destruction any Polygen Proprietary Information embodied on or in any disk or other form of electronic storage media located upon Customer's premises or under the supervision, control, or custody of Customer, (c) warrant to POLYGEN that no Polygen Customer in any form whatsoever, (d) execute and deliver to POLYGEN a "Employee/Licensee Statement of Return" (appendix C), and (e) take appropriate action by instructions, agreement, or otherwise to ensure that every employee of Customer who shall have had access to Polygen Proprietary Information during the course of his or her employment with Customer complies with the substance of the provisions contained in the "Employee/Licensee Statement of Return" (Appendix C).

13.3 In the event that Customer is otherwise entitled to use the Software pursuant to more than one valid and subsisting license agreements with POLYGEN, and any one or more of such agreements shall remain in effect following the termination of this Agreement with respect to Software running on a CPU identified in the "CPU Identification Schedule" (Appendix H) or any successor Design Site otherwise permitted under the provisions of Paragraph 6.1(a) of this Agreement, then the provisions of Paragraph 13.2 above shall only apply and relate to Polygen Proprietary Information furnished to Customer in connection with this Agreement.

BUSINESS TERMINATION

                                      14.

14.1 In the event that either party shall cease conducting business in the normal course, become insolvent, make a general assignment for the benefit of creditors, suffer or permit the appointment of a receiver for its business or assets, or shall avail itself of, or become subject to, any proceeding under the Bankruptcy Reform Act (other than a proceeding under Chapter 11 of Title 1 of such Act) or any other statute or any governing authority relating to insolvency or the protection of rights of creditors, then at the option of the other party, this Agreement shall be deemed to have terminated and the provisions of Paragraphs 13.2, 13.2, and 13.3 of this Agreement, as applicable, shall then apply. This Paragraph 14.1 will not be construed to modify any part of all or Paragraphs 20.1 and 20.2 of this Agreement.

SUCCESSORS IN INTEREST

15.1 All covenants, stipulations, and promises in this Agreement shall be binding upon and insure to the benefit of the parties hereto and their respective successors in interest, assignees, and legal representatives. Neither party shall have the right to assign or otherwise transfer its rights or obligations under this Agreement without the prior written consent of the other party; provided, however, that a successor in interest to a party by merger, by operation or law, or by assignment, purchase, or otherwise, of the entire business of either party, shall acquire all the rights and be subject to all the obligations of such party hereunder, without the necessity of obtaining such prior written consent, provided, however, that nothing herein shall prevent POLYGEN from assigning this Agreement to a wholly-owned subsidiary of POLYGEN or from assigning the license fees payable to POLYGEN under this Agreement. On receiving written notice on any such assignment from POLYGEN, Customer shall make payment of such license fees as POLYGEN shall direct in writing. Any such payment by Customer to POLYGEN'S assignee in accordance with POLYGEN directions shall be treated as payment to POLYGEN for all purposes of this Agreement.

CONSTRUCTION

16.1 Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but in any provision of this Agreement shall be prohibited by or be invalid under applicable law, such provision shall be ineffective only to he extent of such prohibition or invalidity without invalidating the remainder of such provision of the remaining provisions of this Agreement. The singular and plural forms of words used in this Agreement may be used interchangeably to conform to the factual situation described. Headings used in this Agreement are included solely for purposes of reference, and are to be ignored in the construction thereof.

MODIFICATIONS, AMENDMENTS, AND WAIVERS

                                      15.

17.1 No modifications, amendments, or waivers of any of the provisions or terms of this Agreement shall be effective unless the same shall be made in a writing and manually signed by an officer of POLYGEN and a duly authorized representative of Customer which shall be conspicuously marked as follows:
"MODIFICATION to Polygen Standard Software License Agreement (U.S.) Rev. 85.1."

NON-WAIVER

18.1 No delay of failure of either party in exercising any right hereunder, and no partial or single exercise thereof, shall be deemed to constitute a waiver of such right or any other rights hereunder. Any consent by either party to, or waiver of, a breach by the other, whether express or implied, shall not constitute a consent to, waiver of, or excuse for any other different or subsequent breach.

NOTICES

19.1 All notices, requests, and demands given to or made upon either party shall be in writing and be delivered or mailed to the other party at its address as specified below:

If to Customer:            At the address set forth in the attached Polygen
                           License Quotation

                           (Appendix D)

If to POLYGEN:             Polygen Corporation
                           Attn:  Contracts Administration
                           100 Fifth Avenue
                           Waltham, MA  USA 02154

Either party may designate a changed address by giving appropriate written notice to the other party.

SOFTWARE DOCUMENTATION

20.1 POLYGEN agrees to maintain the Software source code in both human readable and machine readable form, and all releases, updates, revisions, improvements, add-ons, enhancements, and other changes thereto (hereafter collectively referred to as "Software Documentation" in a secure off-site storage location and in the event that POLYGEN dissolves, ceases to do business in the normal course, becomes insolvent, makes an assignment for the benefit of creditors, or becomes a party voluntarily to any proceeding under the Bankruptcy Reform Act (excepting any proceeding under Chapter 11 of Title 1 of such Act), POLYGEN shall be obligated, on Customer's written demand to transfer to Customer such Software Documentation for the sole purposes of enabling Customer to

                                      16.

continue to use the Software without interruption, in accordance with this Agreement and for no other purpose whatsoever.

20.2 In the event of a transfer to Customer of the Software Documentation under the circumstances described above, the Customer shall continue to be bound by all of the terms and conditions of this Agreement, including, without limitation, the provisions of Paragraphs 10.1, 10.2 and 10.3 hereof relating to the confidentiality of Polygen Proprietary Information.

TAXES

21.1 Unless otherwise specifically stated on any invoices, the license fees payable to POLYGEN under the terms of this Agreement are net of and shall not be reduced by any use tax, sales tax, property tax imposed upon or with respect to this license, import tax, duty, export fee, withholding tax, gross receipts tax, turn-over tax, value-added tax, or other tax or charge of a like or similar nature, other than a tax upon POLYGEN'S net business income, to which such license fee, POLYGEN or Customer shall be subject to under the laws or administrative practice of any governmental jurisdiction. Customer agrees to report and pay any such tax or charge imposed upon Customer or upon the license fees due POLYGEN and hold POLYGEN harmless therefrom. Customer agrees to pay POLYGEN for any such tax or charge upon presentation of POLYGEN'S invoice with respect thereto.

ENFORCEMENT

22.1 The parties hereby agree that any and every controversy arising out of or relating to this Agreement, or any breach thereof, shall be subject to the exclusive jurisdiction of the United States District Court for the Eastern District of Massachusetts. Any and all objections or defenses as to proper forum or venue are hereby waived.

GOVERNING LAW

23.1 This Agreement shall be governed, construed, and enforced in accordance with the laws of the Commonwealth of Massachusetts of the United States of America.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their undersigned duly authorized representatives.

Polygen Corporation                       ______________________________
                                          (Customer)

By: _______________________               By:___________________________

Title:_____________________               Title:________________________

                                      17.

Date_______________________               Date__________________________




                                      18.

MODIFICATION to Polygen Standard Software License Agreement (U.S.)-Rev. 85.1

1. Paragraph 3.1 - Strike Appendices A, B, C, D, E, F, G, in their entirety

2. Paragraph 4.1 - It is agreed that the definition of "Equipment" shall consist of a valid Digital Equipment Corporation VAX configuration

3. Paragraph 5.2 - Strike Subparagraphs A, C, and D

4. Paragraph 6.1(g) - Strike in its entirety.

5. Paragraph 7.1 - Strike in its entirety.

6. Paragraphs 10.1, 10.2, and 10.3 - Strike in their entirety, and replace with the following text:

"Customer agrees that the Software constitutes Polygen Proprietary Information and shall exercise the same standard of care with respect to protecting Polygen's ownership interest therein as Customer does with respect to its own proprietary information. To this end, Customer agrees to provide effective notice to all authorized persons who are permitted access to the Software of Polygen's exclusive ownership rights therein.

Notwithstanding the foregoing, Polygen Proprietary Information does not include information which:

(a) becomes available without fault of Customer and without the fault of any person, firm, or corporation having apparent authority to act for Customer;

(b) is rightfully obtained by Customer from a third party without restrictions as to disclosure;

(c) is shown by written record to be developed by Customer, independently of Polygen;

(d) is shown by written record to have been known or available to Customer without restriction as to disclosure at the time of receipt from Polygen, or

(e) is generally furnished to others by Polygen without restriction on disclosure."

7. Paragraphs 11.1 and 11.2 - Strike in their entirety.

8. Paragraph 22.1 - Strike in its entirety.

9. In the event of any conflict between this Agreement and that certain Software License Agreement by and between Polygen, University of York, and Dr. Roderick E.

                                      19.

Hubbard dated ___, __, 1986 (the "University of York-Polygen Agreement"), it is agreed that the terms of the York-Polygen Agreement shall prevail.



                                      20.

                                             Appendix A to
                                             Polygen Standard Software
                                             License Agreement (U.S.) Rev. 85.1





                            ACCEPTANCE TEST PROCEDURE



[This material is in preparation and will consist of a user-observable procedure for verifying that all object code modules have been installed and are functional on the host configuration]


                                      21.

                                              Appendix B to
                                              Polygen Standard Software
                                              License Agreement (U.S.) Rev. 85.1



                   [Form of Licensee Statement of Acceptance]



                                      22.

                                              Appendix C to
                                              Polygen Standard Software
                                              License Agreement (U.S.) Rev. 85.1





[Form of Employee/Licensee Statement of Return]

                                      23.

                                             Appendix E to
                                             Polygen Standard Software
                                             License Agreement (U.S.) Rev. 85.1



                             POLYGEN TRAINING POLICY

Customer is credited with the following number of training credits:

The CHEMX(TM)System        2 Training Credits per licensed Workstation CPU

The CHARMM(TM)System       2 Training Credits per licensed Workstation CPU
                           4 Training Credits per licensed Mainframe CPU

The HYDRA(TM)System        2 Training Credits per licensed Workstation Display

Training includes use of necessary Polygen computer equipment, resources for lab work and one(1) copy each per attendee of applicable user Software documentation. Courses include Basic User Training, Advanced User Training, System Administrator Training, and Central Support Site Training (for which completion of certain prerequisites is required).


                                      24.

                                              Appendix F to
                                              Polygen Standard Software
                                              License Agreement (U.S.) Rev. 85.1



               [Form of Required Minimum Equipment Configuration]



                                      25.

                                             Appendix H to
                                             Polygen Standard Software
                                             License Agreement (U.S.) Rev. 85.1



                      [Form of CPU Identification Schedule]



                                      26.

                                    EXHIBIT D

ACADEMIC SOFTWARE VERSION LICENSE AGREEMENT

Dear:

In consideration of $(U.S.)/(Pound) (U.K>) ____ to be paid with a check made payable to University of York and sent to me (hereinafter referred to as the "LICENSOR"), and upon receipt of a copy of this license duly signed by your institution (hereinafter referred to as the "LICENSEE"), one copy of the Academic Software Version of HYDRA (Copyright 198_ (indicate year) by Dr. R.E. Hubbard), Version __ (indicate version no.), a computer program for graphical modelling of macromolecules, will be delivered to you. The computer programs and the magnetic tape on which the programs are delivered, as well as any modifications or derivative works made by the LICENSEE, are hereinafter referred to collectively as the "SOFTWARE"; an approximate descriptive list of the information contained on the magnetic tape is given in Appendix A (attached).

                                      TERMS

1. A nonexclusive nontransferable license is granted to the LICENSEE to install and use the SOFTWARE on a __________ (indicate machine type) or compatible computer system located at LICENSEE's institution to which the LICENSEE has authorized access. Use of the SOFTWARE is restricted to the LICENSEE and collaborators at his institution who have agreed to accept the terms of this license.

2. The LICENSOR retains exclusive ownership of all materials (including SOFTWARE and documentation) delivered to the LICENSEE. Any modification or derivative works based on the SOFTWARE are considered part of the SOFTWARE and ownership thereof is retained by the LICENSOR. Annual reports or such modification or derivative works are to be made to the LICENSOR.

3. The LICENSEE shall not use the SOFTWARE for any purpose (research or otherwise) that is supported by a "for profit" organization without other materials delivered to the LICENSEE shall be returned to the LICENSOR or destroyed by the LICENSEE if so desired by the LICENSOR.

To evidence your acceptance of the terms and conditions set forth above, please sign in the indicated space and return this letter to the undersigned.

Sincerely ours,


                                      27.

Dr. R.E. Hubbard
Molecular Design Centre
Univeristy of York



READ AND APPROVED

_____________________________Licensee Organization

_____________________________Name and Signature

_____________________________Title

_____________________________Date



                                      28.

                                    EXHIBIT E

                           [Form of License Quotation]


                                      29.

WITNESSETH

1.1 WHEREAS, POLYGEN developed certain proprietary Software (as that item is defined under this Agreement) which, when used with Equipment (as that term is defined under this Agreement), functions as a system for the design and analysis of chemical structures.

1.2 WHEREAS, POLYGEN is willing to license the use of such Software to Customer solely upon the terms and conditions set forth in this Agreement, with the understanding that Customer shall thereby enter into a confidential relationship with POLYGEN with respect to the subject matter of the Software, and

1.3 WHEREAS, the respective parties hereto warrant that they have full authority to enter into this Agreement,

TERM

2.1 This Agreement is made for an initial term of two (2) years commencing on the earlier of the date first written above or execution of the attached "Licensee Statement of Acceptance" (Appendix B), and shall be deemed renewed from year to year thereafter unless terminated by either party upon at least thirty (30) days written notice given by one party to the other prior to the end of the initial or any renewal term hereof.

CONTENTS OF THE AGREEMENT

3.1 This Agreement constitutes the entire agreement and understanding between the parties in reference to the subject matter of this Agreement. Any and all discussions, promises, representations or understandings related to the subject matter of this Agreement, whether written or oral, shall be void and without effect to the extent not expressly set forth herein. The following Appendices are incorporated herein by reference and shall be considered an integral part of this Agreement:

                  Appendix A: Acceptance Test Procedure
                  Appendix B: Licensee Statement of Acceptance
                  Appendix C: License/Employee Statement of Return Appendix D: Polygen License Quotation
                  Appendix E: Polygen Training Policy
                  Appendix F: Required Minimum Equipment Configuration Appendix G: Polygen Software Price Schedule
                  Appendix H: CPU Identification Schedule

                                      30.

3.2 This Agreement, as hereinabove defined, shall be known and designated as the "Polygen Standard Software License Agreement (U.S.) Rev. 85.1."

EQUIPMENT DEFINITION

4.1 The required configuration of computer hardware and associated peripheral devices with respect to which (a) the Software is licensed for use by Customer hereunder and (b) upon or in which Polygen is obliged to install the Software shall be as set forth in the attached "Required Minimum Equipment Configuration" (Appendix G) which shall hereinafter be defined and referred to as "Equipment".

         Customer agrees to make available for the installation of the Software at Customer's Design Site or Sites identified in the attached "CPU Identification Schedule" (Appendix H) within sixty (60) days following execution of this Agreement, or, if different, the installation date specified in the attached "Polygen License Quotation" (Appendix D), either (a) solely those items of Equipment described in the attached "Required Minimum Equipment Configuration" (Appendix F) or (b) solely those items of Equipment described in any different or alternative equipment configuration which shall have been agreed to in writing by the parties by way of a modification made to Appendix F of this Agreement in accordance with the procedures set forth in Paragraph 17.1 hereof no later than fifteen (15) days following execution of this Agreement, or ten (10) days prior to any installation date scheduled pursuant to Paragraph
12.1 hereof, whichever date occurs first.

         Customer agrees to place the Equipment under POLYGEN or applicable manufacturers' authorized on-site maintenance arrangements at its own expense effective no later than the date on which Customer gives POLYGEN written notice of installation site readiness pursuant to the provisions of Paragraph 12.1 hereof.

SOFTWARE DEFINITION

5.1 Only those software programs which are identified in the Polygen License Quotation (Appendix E) in the form described by the applicable Program Reference Guide(s) identified at Paragraph 5.2 below, are being licensed for use by Customer solely under the terms of and subject to the conditions of this Agreement, and shall be collectively referred to and defined hereunder as "Software".

5.2 The Program Reference Guides referred to in Paragraph 5.1 above are as follows:

A.  The CHEMX(TM) System User Reference Guide (C) 1985 Polygen

B.  The CHARMM(TM) System User Reference Guide (C) 1985 Polygen

                                      31.

C.       The HYDRA(TM) System User Reference Guide (C) 1985 Polygen

D.       The DBMS System User Reference Guide (C) 1985 Polygen

LICENSE

6.l      POLYGEN grants to Customer a non-exclusive non-transferable license to use the Software as herein defined (including any and all enhancements to or revisions thereof released generally by POLYGEN to Software licensees during the term of this Agreement) in connection with the Equipment as herein defined for the design and analysis of chemical structures in the manner set forth in the applicable Program Reference Guide(s), subject to the following conditions and limitations:

         (a) Customer shall use he Software only in connection with the Central Processing Unit(s) whose serial number(s) is (are) identified in the attached "CPU Identification Schedule" (Appendix H) (hereinafter referred to as "CPU"). With respect to all CPU's upon which Software is installed, Customer shall provide POLYGEN with thirty (30) days advance written notice of Customer's transfer of the use of such Software and CPU(s) to a different Design Site and the specific location thereof.

         (b) Customer shall not copy, reproduce, or duplicate the Software or any documentation relating thereto by any means whatsoever except for archive or emergency restart purposes, without having first obtained POLYGEN'S written consent. Notwithstanding the foregoing, any such otherwise authorized copy, reproduction, or duplication of the Software or any documentation relating thereto shall be deemed unauthorized and shall constitute a breach of this Agreement, unless all POLYGEN copyright, trademark and proprietary notices contained upon or within the original Software or documentation are incorporated therein.

         (c) Customer shall not permit or suffer the use of the Software by any person, firm, or corporation, other than by a corporation more than 50% of whose voting stock is owned by Customer (hereinafter referred to as "Affiliated Company"), or by any otherwise POLYGEN-licensed user of the Software, in which case Customer may provide such Affiliated Company or POLYGEN-licensed user with time-sharing or batch-service use of the Software only.

         (d) Customer shall not modify or suffer the modification of the Software by any person, firm, or corporation, whether or not an Affiliated Company, parent, or subsidiary of Customer, nor shall Customer otherwise disclose the contents of the Software to any person, firm, or corporation other than employees of Customer who are on Customer's premises for purposes specifically related to Customer's otherwise authorized use of the Software

                                      32.

         (e) Customer shall not [illegible] connection with the operation of what is known in the trade as a "commercial service bureau."

         (f) Customer shall not add to, expand, after, or modify the Equipment with respect to which the Software was originally installed without POLYGEN'S prior written consent.

         (g) Customer agrees that use of the Software shall be subject to the terms of the "Polygen Software Price Schedule" (Appendix G) regarding Customer's liability for payment of initial and Monthly License Fees and that Customer shall acquire no right to use the Software upon or in connection with any CPU, except in accordance with this Agreement and in particular, but no by way of limitation , upon Customer's timely payment to POLYGEN of those Initial and Monthly License Fees then applicable to the use of the Software upon or in connection with each such CPU.

TRAINING

7.1 POLYGEN shall provide training to Customer in the use of the Software licensed under this Agreement in accordance with the terms of the attached "Polygen Training Policy" (Appendix E).

WARRANTY

8.1 POLYGEN warrants (a) that it has the right to enter into this Agreement; (b) that the Software and all improvements thereto, including but not limited to Software enhancements and revisions, will operate in accordance with the applicable Program Reference Guide(s), as the same may be reviewed from time to time; (c) that Customer's use of the Software solely in accordance with the terms of this Agreement will not in and of itself infringe or violate any third party's rights under any patent, copyright, trademark, or trade secret; and (d) that the Software shall be capable of performing the then current "Acceptance Test Procedure" applicable to the Software which is in effect for purposes of initial acceptance under the then current form of standard Polygen software license agreement, provided such Software is installed upon and used in connection with Equipment which is operating in accordance with equipment manufacturers' specifications.

8.2 In the event it is determined that the Software contains a "bug", POLYGEN shall devote its best and continuous effort to providing Customer, at the earliest practicable date, with a "workaround" procedure that will allow the Software to operate in such a manner as will permit the achievement of results which are substantially similar in functional content to those described in the applicable Software specification identified in Paragraph 5.2 hereof, notwithstanding the existence of the "bug" POLYGEN shall follow a general policy of correcting of the context of succeeding standard Software releases, but


                                      33.

notwithstanding the foregoing, the content and/or frequency of any such Software release(s) shall be at all times committed to the sole and absolute discretion of POLYGEN.

8.3 EXCEPT FOR THE FOREGOING EXPRESS WARRANTY, POLYGEN DISCLAIMS ALL WARRANTIES, EITHER EXPRESS OF IMPLIED, WITH RESPECT TO THE SOFTWARE, INCLUDING BUT NOT LIMITED TO ANY WARRANTIES AS TO MERCHANTABILITY OF THE SOFTWARE OR THE FITNESS OF THE SOFTWARE FOR A PARTICULAR USE. POLYGEN SHALL NOT BE LIABLE FOR ANY SPECIAL, INDIRECT, OR CONSEQUENTIAL DAMAGES RESULTING FROM THE USE OF SOFTWARE BY THE CUSTOMER UNDER ANY CIRCUMSTANCES WHATSOEVER. CUSTOMER AGREES TO INDEMNIFY POLYGEN AND HOLD IT HARMLESS FROM ANY DAMAGE TO PERSON OR PROPERTY ARISING OUT OF OR IN CONNECTION WITH CUSTOMER'S USE OF THE SOFTWARE. CUSTOMER'S SOLE AND EXCLUSIVE REMEDY FOR ANY BREACH OF THE WARRANTIES SET FORTH IN PARAGRAPHS 8.1 AN D8.2 ABOVE SHALL CONSIST OF CUSTOMER'S RIGHT TO TERMINATE THIS AGREEMENT PROSPECTIVELY ON THIRTY (30) DAYS WRITTEN NOTICE TO POLYGEN WHEREUPON THE PROVISIONS OF PARAGRAPH 13.2 OF THIS AGREEMENT SHALL THEN APPLY.

8.4 In the event that any party commences an action, claim, or proceeding (hereinafter referred to as "claim") against Customer and/or POLYGEN alleging that the Software or Customer's use thereof in accordance with this Agreement directly infringes any patent, copyright, or trademark, or violates the trade secret rights of a third party, Customer may, at its option, cease all payment of any license fees hereunder upon condition that Customer also ceases all use of the Software until such time as POLYGEN satisfactorily resolves any such claims to the end that Customer's use of the Software in accordance with this Agreement is thereafter unencumbered and free of any such claim. POLYGEN shall have the affirmative obligation to defend, or at POLYGEN'S option, to settle, any such claim adversely affecting Customer's use of the Software at POLYGEN'S expense, provided such sue is in accordance with the terms and conditions of this Agreement. During the pendency of any such claim referred to above, POLYGEN may, at its sole option, substitute fully equivalent non-infringing or non-violative Software, modify the Software so that it no longer infringes or violates but remains equivalent, or obtain or shall give prompt written notice to the other of the institution of any such claim, and Customer shall cooperate fully with POLYGEN in the defense or settlement thereof. The provisions of this Paragraph 8.4 state the entire liability of POLYGEN and Customer's exclusive remedy for any such infringement or violations.

8.5 Customer acknowledges that it has either (a) inspected the Software on POLYGEN premises during the course of a "benchmark" demonstration "thereof or
(b)

                                      34.

declined in writing to obtain such an inspection, and agrees that it is licensing the Software hereunder subject to any and all defects therein that were apparent (or would have been apparent in the event (b) applies) as a result of such an inspection.

OWNERSHIP

9.1 Notwithstanding any other provision of this Agreement to the contrary, it is hereby agreed that this Agreement constitutes only a license for the use of the Software by Customer and that nothing contained herein shall operate to convey to Customer any title to or ownership interest of any kind or nature whatsoever in the Software or any Polygen Proprietary Information, including, but not limited to, Program Reference Guide(s). All materials which would disclose all or any portion of the content of the Software or any Polygen Proprietary Information shall be returned to POLYGEN OR Customer upon termination of this Agreement. Notwithstanding anything to the contrary contained herein, POLYGEN expressly reserves to itself any and all copyright and/or industrial property rights in and to the licensed Software arising under the law of the United States or any foreign jurisdiction, except that nothing herein is intended or shall be construed as constituting or permitting a publication or disclosure of the licensed Software under the copyright and/or industrial property laws of the United States or any foreign jurisdiction.

         NO OFFICER, EMPLOYEE, OR AGENT OF POLYGEN IS CAPABLE OR TRANSFERRING OR AUTHORIZING THE TRANSFER OF ANY OWNERSHIP INTEREST IN OR TO THE SOFTWARE OR POLYGEN PROPRIETARY INFORMATION OR ANY PORTION THEREOF, TO ANY PERSON, FIRM, CORPORATION, OR GOVERNMENTAL AUTHORITY WITHOUT THE EXPRESS PRIOR WRITTEN CONSENT OF POLYGEN'S BOARD OF DIRECTORS.

9.2 Any modifications, improvements, and/or enhancements to the Software which are developed by POLYGEN shall be considered the sole property of POLYGEN, regardless of whether any such modification, improvement and/or enhancement of the Software is developed [illegible]


                                      35.

                                    EXHIBIT F

                                  ROYALTY RATE

1.      Royalty Rate.

        A "Workstation Configuration" shall be defined as a central processing unit which has access to a single copy of the Licensed Works at any one time and is intended to provide computing capabilities to a single user, which incorporates an interactive graphics display, and is of a type upon which the Licensee's interactive molecular graphics software can be installed and operate in accordance with its specifications. For purposes of this definition, the Digital MicroVax2 and VaxMate; Sun Microsystems 3/50 and 3/160; and IBM PC and AT computers shall each be considered a Workstation Configuration.

        A "Mainframe Configuration" shall be defined as a central processing unit which is intended to provide general purpose computing capabilities to multiple batch or interactive users through the medium of alphanumeric terminals. For purposes of this definition, the VAX 11/780, 11/785 and 8600; IBM 43XX and 3XXX; Cray; and CDC Cyber computers shall each be considered a Mainframe Configuration.

        The parties agree to cooperate in determining the proper classification of any central processing unit, other than those mentioned above, upon which Licensee may choose to commercially distribute the Licensed Works, based upon the general criteria described above.

        The Royalty Rate shall be determined by application of the following table:

        [*]                                  [*]               [*]

        [*]                                  [*]               [*]
        [*]                                  [*]               [*]
        [*]                                  [*]               [*]
        [*]                                  [*]               [*]
        [*]                                  [*]               [*]
        [*]                                  [*]               [*]

Notwithstanding the foregoing, there shall be a Minimum Royalty due under this Agreement in the sum of [*] per year, which shall be payable thirty (30) days following the end of the first and subsequent anniversaries of the

* CONFIDENTIAL TREATMENT REQUESTED

                                      36.

Effective Date hereof. The Minimum Royalty shall be fully credited against any royalties otherwise payable hereunder.

2.       License Fees.

License Fees include all initial and ongoing fees for the right of use of the Commercial Software Versions, on the assumption that Licensee's pricing policy is based on a single license fee inclusive of the provision of right of use, software maintenance, application support and software enhancements and upgrades. In the event that Licensee's pricing policy were to exclude or make optional the provisions of software maintenance, application support and/or software enhancements or upgrades (for or in exchange for which additional or separate sums were to be charged by Licensee), then the License Fees received for copies of the Commercial Software Versions installed upon Workstation or Mainframe Configurations would be treated as being [*] of the License Fees as otherwise calculated.

3.       Maximum Royalty.

The Maximum Royalty shall be [*].

4.       Royalty Rate on the Documentation.-..

The Royalty Rate on the materials listed on Exhibit A and all Derivative Works derived from such materials shall be [*].

5.       Examples.

         (a) For purposes of Section 2, should Licensee offer a permanent paid-up sublicense of the first Mainframe Configuration installed for say, the lump sum price of [*], the applicable royalty rate would be [*] (less any deductions allowable in computing Net License Fees). Should Licensee offer a sublicense on the basis of an initial license fee of[*] plus an additional monthly charge of [*] a month for maintenance application support, etc. then the applicable royalty rate would be [*] (less any deductions allowable in computing Net License Fees).

         (b) In a case where [*] of royalties have been paid, the Royalty Rate on the next Workstation and mainframe configuration installed would be [*] and [*], this would then result in more than [*] of royalties having been paid and the Royalty Rate applicable to the next Workstation and Mainframe Configuration installed would be [*] and [*] respectively.

* CONFIDENTIAL TREATMENT REQUESTED

                                      37.

        (c) In a case where [*] of royalties have been paid, the total royalty payable on the next Mainframe or Workstation configuration installed could not exceed [*]. Thereafter all future installations would be royalty free, the Maximum Royalty having been reached.

* CONFIDENTIAL TREATMENT REQUESTED

                                      38.

Exhibit G Technical Development Goals

The development program will include but not be limited to the following developments.

1. Integration with CHARMM and CHEMNOTE,.

2. Conversion and implementation on a raster workstation.

3. Improvement of surface representations, for example to display electrostatic potential and surfaces accessible to solvent.

4. Incorporate energy minimistation routines within HYDRA.

4. Extension of interactive docking routines to simulate multi system interactions.

5. Design and implementation of generalized user extensibility of the program, including the development of a macro programming environment accessible through high level routines.

6. Improve documentation and tutorial.

7. Develop a version of the program suitable for a 16 bit micro with appropriate graphics resources.



                                      39.

Exhibit H Non - commercial users

[*]


[*]




[*]


[*]







* CONFIDENTIAL TREATMENT REQUESTED

                                      40.

Exhibit I Functional Description of the Software

         HYDRA is a system for the interactive geographical representation, display, manipulation and analysis of macromolecular systems in real time.

         This system includes (but is not limited to) the following features.

         The program HYDRA has been developed as a general purpose molecular structure representation, analysis and modelling system. The name reflects the overall design of the program which has a central "body" of utility routines and data structure and a collection of "heads". Each of the heads is used for different aspects of molecular graphics and modelling. For example the COMPARE head includes all the functions required for the comparison of two molecules, whereas the MOVIE head contains all the routines for making movies. This modular approach makes the program easier to learn as the user is only presented with the subset of commands necessary for his particular application. This design also facilitates the development and maintenance of the software as it is relatively straightforward to add new "heads".

The Main Features of HYDRA

Representation of Structure ----- Very flexible atom selection and atom colouring routines lie at the heart of HYDRA so that any selection of atoms can be made. This allows the user to put just the atoms and residues he wants to see on screen, thus decluttering the picture to reveal features of interest.

Representation of Chemical and Physical Properties ---- HYDRA has its own data format that allows many forms of information to be associated with the molecule and this extra information can be used as a criterion in selecting or colouring atoms. In this way important atomic and molecular properties such as surface accessibility, immunogenicity or crystallographic thermal parameters can be represented both effectively and easily.

Hydrogen Bonds --- The program contains a hydrogen bond generating routine which calculates the appropriate bonds for the selected atoms. These are represented as dashed lines between donor and acceptor. This type of representation is particularly effective when looking at secondary structure and also when attempting to rationalise the folding of a protein or its interaction with substrates.

Representation of Surfaces --- HYDRA can use the output from the Connolly surface program to produce "dot" representations of the molecular surface. In the RASTER head it is also possible to produce static shaded representations of the shaded molecular surface.

                                      41.

Representation of Dynamics --- A unique aspect of HYDRA is the DYNAMICS head for the display of many structures, for example those calculated by energy minimisation or molecular dynamics. This is extremely useful for interactive visualisation and analysis of the results of these types of calculations.

Comparison of Structures ----- HYDRA uses an implementation of the Kabsch algorithm for optimising the overlap between two structures. Flexible routines allow the user to easily nominate which parts of the structures are to be fitted to each other and extensive facilities are provided for analysing the resulting fit between the two structures.

Docking Two.Molecules ----- The DOCK head allows the user to move and rotate one molecule relative to another, with real distance and energy calculations reporting the consequences of this modelling,

Making -Movies ----- The movie head contains extensive facilities for making movies on the PS300. Here, it is possible to drive all the interactive graphics functions by commands, and in this way develop a script for the scenes of a movie.

Interface to CHARMM ----- HYDRA is compatible with the program CHARMM, the macromolecular mechanics and dynamics package of the Karplus group at Harvard.

Standardisation ----- HYDRA is written in standard FORTRAN-77 and has been successfully and rapidly installed to run under UNIX and other operating systems. The program will also operate in a limited way on Sigmex (Lundy) and Metheus raster terminals.

                                      42.